As filed with the Securities Exchange Commission on May 30, 2012

REGISTRATION NO. 333-178307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NUMBER 5

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203

Charlotte, NC  28277

(704) 366-5122

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officers)

Michael D. Pruitt

Chief Executive Officer

11220 Elm Lane, Suite 203

Charlotte, NC  28277

(704) 366-5122

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Joel D. Mayersohn, Esq.
Clint J. Gage, Esq.	Bruce C. Rosetto, Esq.
Roetzel & Andress	Greenburg Traurig, P.A.
350 East Las Olas Blvd., Ste. 1150	5100 Town Center Circle, Suite 400
Fort Lauderdale, FL 33301	Boca Raton, FL 33486
(954) 462-4150	(561) 955-7600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units, each consisting of: (2)	5,750,000	3.00	$17,250,000	$1,976.85

(i) one share of common stock; and	5,750,000	—	—	—

(ii) one warrant to purchase one share of common stock; and	5,750,000	—	—	—

Shares of common stock issuable upon exercise of the warrants (2)	5,750,000	$3.25	$18,687,500	$2,141.59

Total			$35,937,500	$4,118.44	(3)

(1)	Offering price computed in accordance with Rule 457(g).

(2)	Includes 750,000 units which would be issued, or issuable, upon exercise of the underwriter's over-allotment option.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This pre-effective amendment is being filed solely to file the Form of Warrant Agency Agreement and the Warrant Certificate, included therein, the Form of Unit Agency Agreement and the Unit Certificate included therein and the Opinion of Roetzel & Andress, LPA and its related consent.

PART II

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement (1)
3.1(a)	Certificate of Incorporation (2)
3.1(b)	Certificate of Merger, filed May 2, 2005 (3)
3.1(c)	Certificate of Amendment, filed July 16, 2008
3.1(d)	Certificate of Amendment, filed March 18, 2011 (4)
3.1(e)	Certificate of Amendment filed May 22, 2012 (5)
3.2	Bylaws (2)
4.1	Form of Common Stock Certificate (6)
4.2	Form of Unit Certificate *
4.3	Form of Warrant Certificate included in Exhibit 4.4 *
4.4	Form of Warrant Agency Agreement *
4.5	Form of Unit Agency Agreement *
5.1	Legal opinion of Counsel *
10.1	Revolving Credit Facility dated August 10, 2011 between the Company and Paragon Commercial Bank (6)
10.2	Form of Franchise Agreement between the Company and Hooters of America, LLC (6)
21	Subsidiaries (6)
23.1	Consent of Roetzel & Andress LPA included in Exhibit 5.1 *
23.2	Consent of Creason & Associates, P.L.L.C.

(1)	Incorporated by reference to the Registration Statement on Form S-1 filed on May 18, 2012.

(2)	Incorporated by reference to the Registration Statement on Form 10-SB filed on February 15, 2000.

(3)	Incorporated by reference from Exhibit 2.1 to the Quarterly Report on Form 10-Q, filed August 15, 2011.

(4)	Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed on March 18, 2011.

(5)	Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed on March 23, 2012.

(6)	Incorporated by reference to the Registration Statement on Form S-1 filed on December 2, 2011.

*	Filed Herewith.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on May 30, 2012.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt,
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below hereby authorizes the agent for service named in this registration statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as such agent for service deems appropriate, and the registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

Chairman of the Board of Directors,
/s/ Michael D. Pruitt	CEO, CFO and Director	May 30, 2012
Michael D. Pruitt	(Principal Executive Officer and Principal Financial Officer)

/s/ Michael Carroll	Director	May 30, 2012
Michael Carroll

/s/ Brian Corbin	Director	May 30, 2012
Brian Corbin

/s/ Paul I. Moskowitz	Director	May 30, 2012
Paul I. Moskowitz

/s/ Keith Johnson	Director	May 30, 2012
Keith Johnson